As filed with the Securities and Exchange Commission on December 22, 2022

Registration No. 333-[_____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	2835	31-1080091
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017
(614) 793-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael S. Rosol, Ph.D.

Chief Medical Officer

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(614) 793-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William M. Mower, Esq.
Maslon LLP
90 South 7th Street, Suite 3300

Minneapolis, MN 55402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Navidea Biopharmaceuticals, Inc. (the “Company”) to register an additional 6,000,000 shares of Common Stock issuable pursuant to the 2014 Stock Incentive Plan, as amended and restated as of December 8, 2022 (the “2014 Plan”). These securities are being registered in addition to the securities previously registered for issuance under the 2014 Plan on the Company’s registration statements on Form S-8 (File Nos. 333-198716, 333-228960 and 333-250078) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2014, December 21, 2018 and November 13, 2020, respectively (the “2014 Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the 2014 Registration Statement (including all attachments and exhibits thereto), are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference into this Registration Statement the following documents that the Company has previously filed with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022;

●	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022, and November 14, 2022, respectively;

●

Current Reports on Form 8-K and all amendments thereto on Form 8-K/A, filed with the SEC on February 3, 2022, April 7, 2022, April 12, 2022, April 20, 2022, September 2, 2022, September 15, 2022, September 30, 2022 and December 12, 2022;

●	Definitive Proxy Statement filed with the SEC on October 24, 2022; and

●

The description of the Company’s Common Stock which is contained in the Company’s Form 8-A filed with the SEC on February 8, 2011, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

5.1	Opinion of Maslon LLP regarding legality.

10.1	Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated as of December 8, 2022).

23.1	Consent of Maslon LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

24.1	Powers of Attorney (included on signature page hereto).

107	Calculation of Filing Fee Table.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on December 22, 2022.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Michael S. Rosol
Michael S. Rosol, Ph.D.
Chief Medical Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael S. Rosol, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael S. Rosol	Chief Medical Officer	December 22, 2022
Michael S. Rosol, Ph.D.	(Principal Executive Officer)

/s/ Erika L. Eves	Vice President, Finance & Administration	December 22, 2022
Erika L. Eves	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Alexander L. Cappello	Chair of the Board of Directors	December 22, 2022
Alexander L. Cappello

/s/ John K. Scott, Jr.	Vice Chair of the Board of Directors	December 22, 2022
John K. Scott, Jr.

/s/ Amit Bhalla	Director	December 22, 2022
Amit Bhalla

/s/ Joshua M. Wilson	Director	December 22, 2022
Joshua M. Wilson

/s/ Malcolm G. Witter	Director	December 22, 2022
Malcolm G. Witter

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